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EXHIBIT 10.12

HELICOS BIOSCIENCES CORPORATION

Amended and Restated Management Incentive Bonus Plan
as of December 11, 2008

        1.    Purpose

        This Management Incentive Bonus Plan (the "Incentive Plan") is intended to provide an incentive for superior work and to motivate eligible executives of Helicos BioSciences Corporation (the "Company") and its subsidiaries toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified individuals. The Incentive Plan is for the benefit of Covered Executives (as defined below) and does not govern the Company's base salary and long-term equity awards compensation practices.

        2.    Covered Executives

        From time to time, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") may select certain key executives (the "Covered Executives") to be eligible to receive bonuses hereunder. Other individuals may become Covered Executives during a performance period provided each such an individual is: (1) an employee of the Company; (2) recommended for participation by the Chief Executive Officer; and (3) approved for participation by the Compensation Committee.

        3.    Administration

        The Compensation Committee shall have the sole discretion and authority to administer and interpret the Incentive Plan. The responsibilities of the Compensation Committee and Chief Executive Officer under the Incentive Plan shall be as follows:

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  Chief Executive Officer Responsibilities:

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  Recommend to the Compensation Committee the Covered Executives for Incentive Plan participation;

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  Propose performance measures, weightings, and performance levels for the Incentive Plan, and changes thereto;

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  Communicate Incentive Plan parameters and mechanics to Covered Executives;

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  Evaluate actual performance against bonus measures and goals;

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  Evaluate individual performance of the Covered Executives (except the Chief Executive Officer); and

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  Develop specific bonus recommendations for all Covered Executives (except the Chief Executive Officer) and submit to the Compensation Committee for review and approval.

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  Compensation Committee Responsibilities:

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  Approve new Covered Executives;

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  Review and approve target bonus awards, including benchmarking to peer group companies;

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  Review and approve bonus measures, goals, and weightings;

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  Certify achievement of bonus measures;

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  Evaluate the Chief Executive Officer's performance and determine and approve the Chief Executive Officer's bonus based on such evaluation; and

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    Determine the bonus for Covered Executives based upon the Chief Executive Officer's recommendations.

        4.    Bonus Determinations

          (a)   A Covered Executive may receive a bonus payment under the Incentive Plan based upon the attainment of corporate performance targets approved by the Compensation Committee that relate to financial, operational or strategic metrics with respect to the Company or any of its subsidiaries (the "Corporate Performance Goals") and the individual performance of the Covered Executives (as determined by the Chief Executive Officer for each Covered Executive other than himself) and approved by the Compensation Committee. The Compensation Committee reserves the right to modify the Corporate Performance Goals, the target bonus amounts and the weighting of the bonus payment between corporate and individual performance at any time during the course of the performance period in response to changing business goals, needs and operations.

          (b)   Except as otherwise set forth in this Section 4 or with respect to individual performance determinations: (i) any bonuses paid to Covered Executives under the Incentive Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Corporate Performance Goals, (ii) bonus formulas for Covered Executives shall be adopted in each performance period by the Compensation Committee and (iii) no bonuses shall be paid to Covered Executives unless and until the Compensation Committee makes a determination with respect to the attainment of the performance objectives.

          (c)   Each Covered Executive shall have a targeted bonus opportunity for each performance period. The Company must attain the minimum Corporate Performance Goals, as established by the Compensation Committee, for any bonus payment to be made. In the event that the minimum threshold for achievement of the Corporate Performance Goals has not been attained then no Covered Executive shall be eligible for the portion of the target bonus opportunity attributable to individual performance. Notwithstanding anything contained herein to the contrary, the Company may adjust bonuses payable under the Incentive Plan based on achievement of individual performance goals or pay bonuses (including, without limitation, discretionary bonuses) to Covered Executives under the Incentive Plan based upon such other terms and conditions as the Compensation Committee may in its discretion determine.

          (d)   A Covered Executive may be awarded bonuses in excess of the targeted bonus opportunity, as determined by the Compensation Committee, as a "Stretch" bonus amount if (i) the Company exceeds the Corporate Performance Goals established by the Compensation Committee and/or (ii) the Company achieves at least the minimum Corporate Performance Goals established by the Compensation Committee and the individual performance of such Covered Executive is measured as outstanding. Notwithstanding the foregoing, the maximum bonus payable to a Covered Executive under the Incentive Plan shall not exceed 200% of the Covered Executive's target bonus opportunity.

          (e)   The payment of a bonus to a Covered Executive with respect to a performance period shall be conditioned upon the Covered Executive's employment by the Company on the last day of the performance period; provided, however, that the Compensation Committee may make exceptions to this requirement, in its sole discretion, including, without limitation, in the case of a Covered Executive's termination of employment, retirement, death or disability.

        5.    Performance Period and Timing of Payment

        This Incentive Plan will measure and reward performance on a periodic basis but not more than on an annual basis. The Corporate Performance Goals will be measured based on the performance period established by the Compensation Committee. If the Corporate Performance Goals are met, payments will be made within 30 days thereafter, but not later than March 15 or as otherwise determined by the Compensation Committee.

        6.    Amendment and Termination

        The Company reserves the right to amend or terminate the Incentive Plan at any time in its sole discretion.

        7.    Miscellaneous

        The bonus opportunity for individuals who become Covered Executives during a performance period will be prorated based on the number of full and partial months remaining in the performance period at the time Incentive Plan participation is approved. In the case of a Covered Executive's death, total disability or retirement during the plan year, a prorated award may be granted in the sole discretion of the Compensation Committee based on the full-year corporate results and the level of achievement of individual goals anticipated had the Covered Executive remained actively employed for the entire year. The proration will be based on the number of months worked. Payment to a deceased Covered Executive will be made to his/her estate.

        Nothing contained in this document shall be deemed to alter the relationship between the Company and a Covered Executive, or the contractual relationship between a Covered Executive and the Company if there is a written contract regarding such relationship. Furthermore, nothing contained in this document shall be construed to constitute a contract of employment between the Company and the Covered Executive. The Company and each of the Covered Executives continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract.

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  EXHIBIT 10.12
HELICOS BIOSCIENCES CORPORATION
Amended and Restated Management Incentive Bonus Plan as of December 11, 2008